Separate Account I of National Integrity Life Insurance Company

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Statements” in the Statement of Additional Information, dated May 1, 2025, and included in this Post-Effective Amendment No. 15 to the Registration Statement (Form N-4, No. 333-175481) and Post-Effective Amendment No. 169 to the Registration Statement (Form N-4, No. 811-04846) of Separate Account I of National Integrity Life Insurance Company (the “Registration Statement”).

We also consent to the incorporation by reference of our reports (1) dated April 15, 20245, with respect to the statutory-basis financial statements of The Western and Southern Life Insurance Company, (2) dated April 15, 2025, with respect to the statutory-basis financial statements of National Integrity Life Insurance Company and (3) dated April 15, 2025, with respect to the financial statements of each of the subaccounts within Separate Account I of National Integrity Life Insurance Company included in form N-VPFS for the year ended December 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

        /s/ Ernst & Young LLP

Cincinnati, Ohio
April 17, 2025